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                                                                     Exhibit (5)


                               February 10, 1995




Trust Managers
Weingarten Realty Investors
2600 Citadel Plaza Drive
Suite 300
Houston, Texas  77008




Gentlemen:

             We have acted as counsel for Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) senior and subordinated debt securities of the Company ("Debt Securities"), (ii) preferred shares of beneficial interest in the Company, par value $.03 per share ("Preferred Shares"), and (iii) common shares of beneficial interest in the Company, par value .03 per share ("Common Shares") (the Debt Securities, Preferred Shares and Common Shares are collectively referred to herein as the "Securities"), to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act in an amount not to exceed $200,000,000 in principal amount of proceeds to the Company. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

             In our capacity as your counsel in the connection referred to above, we have examined (i) the Company's Amended and Restated Declaration of Trust and Amended Bylaws, each as amended to date, (ii) the form of Indenture to be executed by the Company and Texas Commerce Bank, National Association, as trustee, relating to senior Debt Securities (the "Senior Debt Indenture"),
(iii) the form of Indenture to be executed by the Company and Texas Commerce Bank, National Association, as trustee, relating to subordinated Debt Securities (the "Subordinated Debt Indenture"), and (iv) the originals, or copies certified or otherwise identified, of records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.
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Weingarten Realty Investors
February 9, 1995
Page 2


             On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

             1. With respect to the Preferred Shares, when (i) the Board of Trust Managers of the Company, or a duly constituted and acting committee thereof (such Board of Trust Managers or committee being hereinafter referred to as the "Board") has taken all necessary action to approve the issuance and terms of the Preferred Shares, the terms of the offering thereof and related matters, including the adoption of a Statement of Designation (a "Statement") relating to such Preferred Shares and the filing of such Statement with the County Clerk of Harris County, Texas, and (ii) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Shares), the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

             2. With respect to the Common Shares, when (i) the Board has taken all necessary action to approve the issuance and the terms of the offering thereof and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Shares), the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

             3. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company to Texas Commerce Bank National Association, as trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and
(iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (x) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             4. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company to Texas Commerce Bank National Association, as trustee, (ii) the Subordinated Debt Indenture has been duly
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Weingarten Realty Investors
February 9, 1995
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qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (x) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             For the purposes of this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.


                                                       Very truly yours,



                                                       ANDREWS & KURTH L.L.P.